SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 10, 2020, by and between FTE NETWORKS, INC, a Nevada corporation, with headquarters located at 237 W. 35th Street, Suite 601, New York, NY 10001 (the “Company”), and GS CAPITAL PARTNERS, LLC a New York limited liability company, with its address at 30 Broad Street, Suite 5L, Brooklyn, NY 11201 (the “Buyer”).

WHEREAS:

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B. The Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement a 6% convertible redeemable note of the Company, in the form attached hereto as Exhibit A, in the aggregate original principal amount of $1,800,000.00 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”), convertible into shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note. The Note shall contain a $125,000 original issue discount (“OID”) such that the aggregate purchase price shall be $1,675,000.

C. The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of Note as is set forth immediately below its name on the signature pages hereto; and

NOW THEREFORE, the Company and the Buyer severally (and not jointly) hereby agree as follows:

1. Purchase and Sale of Note.

a. Purchase of Note. On the Closing Date (as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company such principal amount of Note as is set forth immediately below the Buyer’s name on the signature pages hereto.

_____ Company Initials

b. Form and Time of Payment. The Buyer shall pay the purchase price for the Note to be issued and sold to it at the Closing (as defined below)(the “Purchase Price”), less the OID and the legal fees to be paid to Buyer’s counsel, by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Note in the principal amount equal to the Purchase Price as follows: (i) on the Closing Date (as defined below), the Buyer shall pay the Company the amount of $650,000.00 and (ii) on March 13, 2020 (or such later date as may be agreed by the Buyer), so long as the Mortgage (as hereinafter defined) and the Guaranty (as hereinafter defined) have been executed and delivered to the Buyer, the Buyer shall pay the Company the balance of the Purchase Price in the amount of $1,000,000.00. On the Closing Date, the Company shall deliver a duly executed Note on behalf of the Company, to the Buyer.

c. Closing Date. The date and time of the first issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be on or about March 10, 2020, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

d. No Short Sales. The Buyer and its successors and assigns agree that so long as the Note remains outstanding, the Buyer shall not enter into or effect “short sales” of the Common Stock or hedging transaction which establishes a short position with respect to the Common Stock of the Company. The Company acknowledges and agrees that upon delivery of a Notice of Conversion (as defined in the Note) by the Holder (as defined in the Note) of the Note, the Buyer/Holder immediately owns the shares of Common Stock described in the Notice of Conversion and any sale of those shares issuable under such Notice of Conversion would not be considered short sales.

e. Restricted Stock. As further consideration for the purchase of the Note, on March 13, 2020, the Company shall issue to the Buyer 185,000 shares of its restricted Common Stock; provided that the balance of the Purchase Price has been (or is then contemporaneously being) funded by the Buyer pursuant to clause (ii) of Section 1(b).

2. Buyer’s Representations and Warranties. The Buyer represents and warrants to the Company that:

a. Investment Purpose. As of the date hereof, the Buyer is purchasing the Note and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Note, such shares of Common Stock being collectively referred to herein as the “Conversion Shares” and, collectively with the Note, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

2

b. Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c. Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

d. Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

e. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

f. Transfer or Re-sale. The Buyer understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company, at the cost of the Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Buyer shall have delivered to the Company, at the cost of the Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

3

g. Legends. The Buyer understands that the Note and, until such time as the Conversion Shares have been registered under the 1933 Act or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, and transfer such Securities within 2 business days, it will be considered an Event of Default under the Note.

h. Authorization; Enforcement. This Agreement has been duly and validly authorized on behalf of the Buyer. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms.

4

i. Residency. The Buyer is a resident of the jurisdiction set forth immediately below the Buyer’s name on the signature pages hereto.

3. Representations and Warranties of the Company. The Company represents and warrants to the Buyer that:

a. Organization and Qualification. The Company and each of its subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Note and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Note by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Note, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c. Issuance of Shares. The Conversion Shares are duly authorized and reserved for issuance and, upon conversion of the Note or other issuance in accordance with the respective terms of the Note, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

d. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of the Note. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Note in accordance with this Agreement, the Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

e. No Conflicts. The execution, delivery and performance of this Agreement, the Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws (or other similar governing documents), or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect). All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

5

f. Absence of Litigation. Except as disclosed in the Company’s public filings, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, or their officers or directors in their capacity as such, that could have a material adverse effect. Schedule 3(f) contains a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its subsidiaries, without regard to whether it would have a material adverse effect. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

g. Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer’ purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

h. SEC Filings and Other Information. Since January 1, 2019, the Company’s filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)(collectively, the “Reports”) comply in all material respects with the requirements of the Exchange Act. None of the Reports contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements, together with any supporting schedules, included in the Reports present fairly, in all material respects, the consolidated financial position of the Company as of and at the dates indicated and the results if its operation and cash flows for the period specified and have been prepared in conformity with generally accepted accounting principles as applied in the United States. The Company has not disclosed to the Buyer any material nonpublic information.

6

i. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

j. Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except those in favor of the Buyer, such as are described in Schedule 3(j) or such as would not have a material adverse effect. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a material adverse effect.

k. Bad Actor. No officer or director of the Company would be disqualified under Rule 506(d) of the Securities Act as amended on the basis of being a “bad actor” as that term is established in the September 19, 2013 Small Entity Compliance Guide published by the Securities and Exchange Commission.

l. Breach of Representations and Warranties by the Company. If the Company breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of Default under the Note.

4. COVENANTS.

a. Expenses. At the Closing, the Company shall reimburse Buyer for expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith (“Documents”), including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Documents or any consents or waivers of provisions in the Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Documents. When possible, the Company must pay these fees directly, otherwise the Company must make immediate payment for reimbursement to the Buyer for all fees and expenses immediately upon written notice by the Buyer or the submission of an invoice by the Buyer.

7

b. Listing. The Company shall promptly secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Note. The Company will obtain and, from and after September 9, 2020, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the OTC MARKETS or any equivalent replacement exchange, the Nasdaq National Market (“Nasdaq”), the Nasdaq SmallCap Market (“Nasdaq SmallCap”), the NYSE American Exchange or the New York Stock Exchange (“NYSE”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable. The Company shall promptly provide to the Buyer copies of any notices it receives from the OTC MARKETS and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

c. Corporate Existence. So long as the Buyer beneficially owns any Note, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) expressly assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTC MARKETS, Nasdaq, Nasdaq SmallCap or NYSE.

d. No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

e. Information. As long as the Securities remain outstanding and are “restricted securities” as defined in Rule 144(a)(3) under the 1933 Act, from and after September 9, 2020, the Company shall timely file or make publicly available all information required to be filed or made publicly available by Rule 144(c) under the 1933 Act.

f. Post-Closing Obligation. Post-Closing Obligation. As soon as reasonably practicable, but no later than March 13, 2020 (or such later date as may be agreed by the Buyer), the Company shall deliver or cause to be delivered to the Buyer:

(i) a Mortgage, Assignment of Leases, Security Agreement and Fixture Filing duly executed by SCFTE SPV LLC, a South Carolina limited liability company (“Property Owner”), an affiliate of the Company, in favor of the Buyer, in form and substance reasonably satisfactory to the Buyer, encumbering certain real properties located in Cook County, Illinois (as amended, restated or otherwise modified from time to time, the “Mortgage”);

8

(ii) a Guaranty duly executed by the Property Owner in favor of the Buyer, in form and substance reasonably satisfactory to the Buyer (as amended, restated or otherwise modified from time to time, the “Guaranty”); and

(iii) such other agreements, documents and instruments reasonably requested by the Buyer in connection with the Mortgage and the Guaranty.

g. Breach of Covenants. If the Company breaches any of the covenants set forth in this Section 4, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of Default under the Note.

5. Governing Law; Miscellaneous.

a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws that would cause the application of the laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York, or the Federal courts within the southern or eastern districts of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Buyer waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs incurred by such party in connection with any such action. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

9

d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the majority in interest of the Buyer.

f. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, (iv) via electronic mail or (v) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received) or delivery via electronic mail, or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

FTE NETWORKS, INC.

237 W. 35th Street, Suite 601

New York, NY 10001

Attn: Michael P. Beys

Email: mbeys@blmllp.com

If to the Buyer:

GS CAPITAL PARTNERS, LLC

30 Broad Street, Suite 5L

Brooklyn, NY 11201

Attn: Gabe Sayegh

Each party shall provide prompt written notice to the other party of any change in address in accordance with the provisions of this Section 5(f).

10

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from the Buyer or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all its officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

l. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

[The remainder of this page is intentionally left blank; signature page follows.]

11

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

FTE NETWORKS, INC.

By:
Name:	Michael P. Beys
Title:	Interim CEO

GS CAPITAL PARTNERS, LLC.

By:
Name:	Gabe Sayegh
Title:	Manager

AGGREGATE SUBSCRIPTION AMOUNT:

Aggregate Principal Amount of Notes:	$1,800,000.00

Aggregate Purchase Price:

Note 1: $1,800,000.00 less $125,000 in OID less $25,000.00 in legal fees.

12

EXHIBIT A

144 NOTE - $1,800,000.00

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “1933 ACT”)

Dated: March 10, 2020	US $1,800,000.00

FTE NETWORKS, INC.

6% CONVERTIBLE REDEEMABLE NOTE

DUE MAY 10, 2021

FOR VALUE RECEIVED, FTE NETWORKS, INC. (the “Company”) promises to pay to the order of GS CAPITAL PARTNERS LLC and its authorized successors and permitted assigns (“Holder”), the aggregate principal face amount of One Million Eight Hundred Thousand and no/100 Dollars (U.S. $1,800,000.00) on May 10, 2021 (the earlier of such date and acceleration pursuant to Section 8 hereof, the “Maturity Date”) and to pay interest on the principal amount outstanding under this 6% Convertible Redeemable Note due May 10, 2021 (this “Note”) at the rate of 6% per annum commencing on March 10, 2020. This Note contains an original issue discount of $125,000 such that the purchase price paid by Holder was $1,675,000. The interest will be paid to the Holder in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note. The principal of, and interest on, this Note are payable at 30 Broad Street, Suite 5L, Brooklyn, NY 11201, initially, and if changed, at the last address appearing on the records of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal due upon this Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. The receipt by the Holder of such check or wire transfer representing irrevocable payment in cash in immediately available funds shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to Section 4(c) herein.

___ Initials

This Note is subject to the following additional provisions:

1. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

2. The Company shall be entitled to withhold from all payments any amounts required to be withheld under applicable laws.

3. This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (“Act”) and applicable state securities laws. Any attempted transfer in violation of the Act shall be treated by the Company as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s records as the Holder hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted (“Notice of Conversion”) in the form annexed hereto as Exhibit A. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date.

4. (a) The Holder of this Note is entitled, at its option, at any time, from and after the date on which the balance of the purchase price is funded by the Holder pursuant to clause (ii) of Section 1(b) of the Securities Purchase Agreement, dated as of the date hereof, under which this Note was issued (as amended, restated or otherwise modified from time to time, the “Securities Purchase Agreement”), to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price (“Conversion Price”) for each share of Common Stock equal to 66% of the average of the two lowest daily volume weighted average trading prices of the Common Stock as reported on the NYSE American exchange, the OTC Markets, OTCQB exchange or any other exchange upon which the Common Stock may be traded in the future (“Exchange”), during the period of twelve consecutive trading days ending with (and including) the day upon which a Notice of Conversion is received by the Company or its transfer agent (provided such Notice of Conversion is delivered together with an Opinion of Counsel, by fax or other electronic method of communication to the Company after 4 P.M. New York, New York time; if delivered prior to such time, the last day of the twelve consecutive trading day period shall be the day prior to the day on which such Notice of Conversion is delivered). The shares of Common Stock issuable upon conversion of or otherwise pursuant to this Note being collectively referred to herein as the “Conversion Shares.” If the Conversion Shares have not been delivered within 3 business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the Conversion Shares to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. Accrued, but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company’s Common Stock is below the par value per share of the Common Stock, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company shall honor all conversions submitted pending this reduction in the par value. In the event there is a DTC “Chill” or “Freeze” with respect to the Common Stock, the “66%” referred to above in the calculation of the Conversion Price shall be decreased to “56%” while that “Chill” or “Freeze” is in effect. In no event shall the Holder be allowed to effect a conversion of this Note if the shares of Common Stock to be issued upon such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 61 days’ prior written notice by the Holder). All the terms set forth herein, including but not limited to interest rate, prepayment terms, conversion discount or lookback period will be adjusted downward (i.e. for the benefit of the Holder) if the Company offers a more favorable conversion discount (whether via interest, rate OID or otherwise) or lookback period to another party or otherwise grants any more favorable terms to any third party than those contained herein while this Note is in effect.

____ Initials	2

1. (b) Until such time as the Conversion Shares have been registered under the Act or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Conversion Shares):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Conversion Shares upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Conversion Shares are registered for sale under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Act and the number of Conversion Shares to be issued are less than 4.99% of the total issued common stock of the Company (which may be increased to 9.9% upon 61 days’ prior written notice by the Holder).

____ Initials	3

(c) Interest on any unpaid principal balance of this Note shall be paid at the rate of 6% per annum. Interest shall be paid by the Company issuing shares of Common Stock (“Interest Shares”). Holder may, at any time, send in a Notice of Conversion to the Company to receive Interest Shares with a value based on the conversion formula provided in Section 4(a) above. The dollar amount converted into Interest Shares may be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice.

(d) The Company may prepay this Note in whole or in part only as set forth in this Section 4(d), by giving written notice of prepayment to the Holder of this Note, and making payment as set forth below:

PREPAY DATE	PREPAY AMOUNT
≤ 30 days after issuance	100% of principal plus accrued interest
31- 60 days after issuance	106% of principal plus accrued interest
61- 120 days after issuance	112% of principal plus accrued interest
121-189 days after issuance	118% of principal plus accrued interest

This Note may not be prepaid after the 180th day of its issuance. Each prepayment must be closed and funded within 3 days of giving notice of prepayment or the prepayment shall be null and void. Any partial prepayments will be made in accordance with the formula set forth in the chart above with respect to principal, premium and interest.

(e) Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, (ii) a reclassification, capital reorganization or other change or exchange of outstanding shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which either (x) the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock), or (y) the Company is the surviving entity, but the holders of a majority of the outstanding voting shares of the Company prior to such merger or consolidation do not control a majority of the outstanding voting equity interests of the Company immediately after such merger or consolidation (each of items (i), (ii) and (iii) being referred to as a “Sale Event”), then, in each case, the Company shall, upon request of the Holder, redeem this Note in cash for the then outstanding principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of this Note (together with the amount of accrued but unpaid interest) into shares of Common Stock immediately prior to such Sale Event at the Conversion Price.

____ Initials	4

(f) In case of any Sale Event (not to include a sale of all or substantially all of the Company’s assets) in connection with which this Note is not prepaid or converted, the Company shall cause effective provision to be made so that the Holder of this Note shall have the right thereafter, by converting this Note, to acquire the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been acquired upon exercise of the Note and at the same Conversion Price, as defined in this Note, immediately prior to such Sale Event. The foregoing provisions shall similarly apply to successive Sale Events. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

5. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

6. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7. The Company agrees to pay all costs and expenses, including reasonable attorneys’ fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

8. If one or more of the following described events, each an “Event of Default” shall occur on or after the date of this Note:

(a) The Company shall default in the payment of principal of or interest on this Note or any other note issued to the Holder by the Company when due; or

(b) Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note, or the Securities Purchase Agreement shall be false or misleading in any respect; or

(c) The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note or any other note issued to the Holder (other than as set forth in Section 8(a) above); or

(d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

____ Initials	5

(e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

(f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(g) One or more money judgments, writs or warrants of attachment, or similar process, in excess of two hundred and fifty thousand dollars ($250,000) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(h) The Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period; or

(i) At any time on or after September 9, 2020, the Company shall have its Common Stock delisted from an Exchange (including the OTC Market exchange) on which such Common Stock is then listed or, if the Common Stock trades on an Exchange, trading in the Common Stock shall be suspended for more than ten (10) consecutive days;

(j) If a majority of the members of the Board of Directors of the Company on the date hereof are no longer serving as members of the Board;

(k) The Company shall not, within 3 business days of its receipt of a Notice of Conversion, deliver to the Holder the requisite Conversion Shares pursuant to Section 4 herein without restrictive legend, if such Conversion Shares are required to be delivered without restrictive legend in accordance with Section 4(b); or

(l) The Company shall not replenish the reserve set forth in Section 12, within 3 business days of the request of the Holder; or

(m) At any time on or after September 9, 2020, the Company is more than ten (10) trading days delinquent (beyond any extension period) in filing with the Securities and Exchange Commission any report required to be filed under the Securities Exchange Act of 1934; or

(n) Any Event of Default specified in the Securities Purchase Agreement shall have occurred or the Company shall have defaulted on or breached any term of the Securities Purchase Agreement; or

____ Initials	6

(o) At any time on or after September 9, 2020, the Company shall lose the “bid” price for its stock and a market (including the OTC marketplace or other Exchange), to the extent that the Common Stock traded on an Exchange (including the OTC marketplace) after the date of this Note;

then, or at any time thereafter, unless cured within 5 days of occurrence (unless a cure period is already specified in the foregoing Event of Default), and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any additional or subsequent Event of Default) at the option of the Holder and in the Holder’s sole discretion, the Holder may declare this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything contained herein or in any other note or other instruments to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder’s rights and remedies provided herein, in the Securities Purchase Agreement or any other rights or remedies afforded by law. Upon the occurrence of an Event of Default, interest shall accrue at a default interest rate of 18% per annum or, if such rate is usurious or not permitted by applicable law, then at the highest rate of interest permitted by law. As liquidated damages and not as a penalty, and subject to any limits imposed by applicable law: (i) in the event of a breach of Section 8(k), the Company shall pay $250 for each day the Common Stock is not issued, beginning on the 4th day after the applicable Notice of Conversion was delivered to the Company, (ii) in the event of a breach of Section 8(n), the outstanding principal amount of this Note shall be increased by 20%, (iii) in the event of a breach of Section 8(i), the outstanding principal amount of this Note shall increase by 50%, (iv) if this Note is not paid on the Maturity Date, the outstanding principal amount of this Note shall increase by 10%, and (v) in the event of a breach of Section 8(m) that occurs and continues after the 6 month anniversary of this Note, the Holder shall thereafter be entitled to use the lowest closing bid price during the period of the breach as a base price in calculating the Conversion Price (for example, if the lowest closing bid price during the period of the breach is $0.01 per share and the conversion discount is 50%, the Holder may elect to convert this Note at a Conversion Price of $0.005 per share).

If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Company for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

At the Holder’s election, if the Company fails for any reason to deliver to the Holder the required conversion shares by the 3rd business day following the delivery of a Notice of Conversion to the Company and if the Holder incurs a Failure to Deliver Loss (as defined below), then at any time the Holder may provide the Company written notice (the “Failure to Deliver Loss Notice”) indicating the amounts payable by the Company to the Holder in respect of the Failure to Deliver Loss. For purposes of this paragraph, “Failure to Deliver Loss” means and shall be calculated as follows:

____ Initials	7

Failure to Deliver Loss = (Highest daily volume weighted average price for the 30 trading days prior to the date of the Failure to Deliver Loss Notice) x (Number of conversion shares that were not delivered to the Holder as required)

The Company must pay the Failure to Deliver Loss by irrevocable cash payment in immediately available funds, and any such cash payment must be made by the third (3rd) business day from the date of the Failure to Deliver Loss Notice.

9. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

10. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

11. The Company represents that it is not a “shell” issuer and has never been a “shell” issuer or that if it previously has been a “shell” issuer that at least twelve (12) months have passed since the Company has reported form 10 type information indicating it is no longer a “shell issuer.” Further, the Company will instruct its counsel to either (i) issue a Rule 144 opinion to allow for salability of the conversion shares or (ii) accept such opinion from Holder’s counsel.

12. The Company shall issue irrevocable transfer agent instructions reserving 4,545,455 shares (such number subject to adjustment for any forward or reverse stock split or stock dividend, or similar action) of its Common Stock for conversions under this Note (the “Share Reserve”). The Company shall at all times reserve a minimum of two and one-half (2.50) times the number of shares that would be required if the original outstanding principal amount of this Note was fully converted. The Holder may reasonably request increases from time to time to reserve such amounts. Upon full conversion of this Note, any shares remaining in the Share Reserve shall be cancelled. The Company shall pay all transfer agent costs associated with issuing and delivering the share certificates to the Holder, as well as maintaining the Share Reserve. If such amounts are to be paid by the Holder, it may deduct such amounts from the Conversion Price. The Company will instruct its transfer agent to provide the outstanding share information to the Holder in connection with its conversions.

13. The Company will give the Holder direct notice of any corporate actions, including but not limited to name changes, stock splits, recapitalizations etc. This notice shall be given to the Holder as soon as possible under law.

14. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal or interest on this Note.

____ Initials	8

15. This Note is secured by a mortgage covering certain real property described in that certain Mortgage, Assignment of Leases, Security Agreement and Fixture Filing by SCFTE SPV LLC, a South Carolina limited liability company (“Property Owner”), an affiliate of the Company, in favor of Holder on or about March 13, 2020 (as amended, restated or otherwise modified from time to time, the “Mortgage”). The Mortgage encumbers certain real properties located in Cook County, Illinois, as further described in the Mortgage (collectively, the “Mortgaged Properties”). The Company represents and warrants that the Mortgage is a first priority lien on the Mortgaged Properties subject only to the lien of real estate taxes not yet due and payable. In the event of a breach of the foregoing representation as to any of the Mortgaged Properties, without limiting any other remedies of Holder hereunder, within five (5) business days after demand from Holder, the Company shall cause Property Owner or another affiliate of the Company to grant a first priority mortgage on other real estate of comparable value and otherwise acceptable to Holder.

16. Notwithstanding anything to the contrary set forth in this Note, for so long as the Common Stock is listed on the NYSE American Exchange, the Company shall have no obligation to issue more than 4,058,692 shares, in the aggregate, of its Common Stock upon any and all conversions of this Note or as payment of liquidated damages.

17. This Note shall be governed by and construed in accordance with the laws of New York applicable to contracts made and wholly to be performed within the State of New York and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of New York or in the Federal courts sitting in the county or city of New York, or the Federal courts within the southern or eastern districts of New York. This Note may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Note shall be effective as an original.

[The remainder of this page is intentionally left blank; signature page follows.]

____ Initials	9

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized.

FTE NETWORKS, INC.

By:
Name:	Michael P. Beys
Title:	Interim CEO

____ Initials	10

EXHIBIT A

NOTICE OF CONVERSION

6% CONVERTIBLE REDEEMABLE NOTE

DUE MAY 10, 2021 (THE “NOTE”)

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $___________ of the above Note into _________ Shares of Common Stock of FTE NETWORKS, INC. (“Shares”) according to the conditions set forth in such Note, as of the date written below.

If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion:____________________________________

Applicable Conversion Price: :____________________________________

Signature: :____________________________________________

[Print Name of Holder and Title of Signer]

Address::____________________________________

:____________________________________

:____________________________________

SSN or EIN::____________________________________

Shares are to be registered in the following name::____________________________________

Name::____________________________________

Address::____________________________________

Tel::____________________________________

Fax::____________________________________

SSN or EIN::____________________________________

Shares are to be sent or delivered to the following account:

Account Name::____________________________________

Address::____________________________________

____ Initials	11